UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Kimball International, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING OF SHARE OWNERS to be held October 16, 2007
ANNUAL MEETING OF SHARE OWNERS
PROXY STATEMENT
VOTING INFORMATION
SHARE OWNER PROPOSALS
SHARE OWNER COMMUNICATIONS WITH THE BOARD OF DIRECTORS
SHARE OWNERSHIP INFORMATION
ELECTION OF DIRECTORS
INFORMATION CONCERNING THE BOARD OF DIRECTORS AND COMMITTEES
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
REVIEW AND APPROVAL OF TRANSACTIONS WITH RELATED PERSONS
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
EXECUTIVE AND DIRECTOR COMPENSATION TABLES
SUMMARY COMPENSATION
GRANTS OF PLAN-BASED AWARDS
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
OPTION EXERCISES AND STOCK VESTED
NONQUALIFIED DEFERRED COMPENSATION
DIRECTOR COMPENSATION
REPORT OF THE AUDIT COMMITTEE
RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KIMBALL INTERNATIONAL, INC.
1600 Royal Street
Jasper, Indiana 47549
(812) 482-1600

NOTICE OF ANNUAL MEETING OF SHARE OWNERS
to be held October 16, 2007

To the Share Owners of Kimball International, Inc.:

The annual meeting of the Share Owners of KIMBALL INTERNATIONAL, INC., an Indiana corporation (the “Company”), will be held at the principal offices of the Company, 1600 Royal Street, Jasper, Indiana on Tuesday, October 16, 2007, at 9:30 A.M., Central Daylight Time, for the following purposes:

1. To elect nine Directors of your Company.

2 To consider and transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on August 15, 2007, for determining our Share Owners entitled to notice of and to vote at the meeting and any adjournments thereof. Only Share Owners of record at the close of business on that date will be entitled to vote. Voters of the shares of the Company’s Class A Common Stock are entitled to elect eight Directors and to vote upon all other matters properly presented at the meeting. Voters of the shares of the Company’s Class B Common Stock are entitled to elect one Director but are not otherwise entitled to vote.

A proxy, being solicited on behalf of the Board of Directors, is enclosed along with a return envelope, which requires no postage if mailed in the United States. If you own shares of both Class A Common Stock and Class B Common Stock, you will receive a Class A proxy and a Class B proxy in separate mailings.

By Order of the Board of Directors

  John H. Kahle, Secretary

September 12, 2007

YOUR VOTE IS IMPORTANT!

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE
PROMPTLY BY SIGNING, DATING, AND MAILING THE ACCOMPANYING PROXY
CARD OR VOTE BY TELEPHONE OR THE INTERNET BY FOLLOWING THE
INSTRUCTIONS ON THE CARD. THE PROXY IS REVOCABLE AND WILL NOT
AFFECT YOUR RIGHT TO VOTE IF YOU ATTEND THE MEETING IN PERSON.

PLEASE NOTE THE FOLLOWING ADMITTANCE PROCEDURES IF YOU DECIDE TO ATTEND IN PERSON:

1. FOR REGISTERED SHARE OWNERS, AN ADMISSION TICKET IS INCLUDED WITH THE PROXY VOTING CARD. THIS TICKET, ALONG WITH A PHOTO IDENTIFICATION, WILL ADMIT YOU TO THE ANNUAL MEETING.

2. FOR BENEFICIAL HOLDERS (if you hold your shares through a broker or other nominee in “street” name), AN ADMISSION TICKET IS PRINTED BELOW FOR YOUR USE. ADMITTANCE FOR BENEFICIAL HOLDERS WILL REQUIRE THIS TICKET PLUS:

A. PRESENTATION OF A PHOTO IDENTIFICATION, AND

B. YOUR NAME MUST BE ON OUR SHAREHOLDER LIST OR A RECENT BROKERAGE STATEMENT SHOWING SHARE OWNERSHIP AS OF AUGUST 15, 2007 MUST BE PRESENTED.

3. ANY SHARE OWNER WITHOUT AN ADMISSION TICKET WILL BE ADMITTED ONLY ON THE FOLLOWING CONDITIONS:

A. PRESENTATION OF A PHOTO IDENTIFICATION, AND

B. YOUR NAME MUST BE ON OUR SHAREHOLDER LIST OR A RECENT BROKERAGE STATEMENT SHOWING SHARE OWNERSHIP AS OF AUGUST 15, 2007 MUST BE PRESENTED.

ADMISSION TICKET

Please bring this ticket if you choose to attend the Annual Meeting.
It will expedite your admittance when presented upon your arrival.
A photo identification and current brokerage statement will also be required.

KIMBALL INTERNATIONAL, INC.

Annual Meeting of Share Owners

Tuesday, October 16, 2007
9:30 a.m. CDT
1600 Royal Street
Jasper, IN 47549
812-482-1600

                         NAME:

KIMBALL INTERNATIONAL, INC.
1600 Royal Street,
Jasper, Indiana 47549
(812) 482-1600

ANNUAL MEETING OF SHARE OWNERS
October 16, 2007

PROXY STATEMENT

This Proxy Statement and the accompanying proxy are being mailed to the Share Owners of KIMBALL INTERNATIONAL, INC. (the “Company”) on or about September 12, 2007, and are furnished in connection with the Board of Directors’ solicitation of proxies to be used at the Annual Meeting of Share Owners to be held October 16, 2007, at the time and place and for the purpose of considering and acting upon the matters specified in the Notice of Annual Meeting of Share Owners accompanying this Proxy Statement.

Any of our Share Owners who properly deliver a proxy may revoke their proxy at any time prior to the voting thereof by either filing a written revocation with the Secretary of the Company, submitting another properly delivered proxy by telephone, via the Internet or by mail with a later date, requesting the return of the proxy from the Secretary prior to the vote, or attending the meeting and so requesting, although attendance at the meeting will not by itself revoke a previously granted proxy.

The entire cost of soliciting proxies will be borne by your Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, and electronic mail by Directors, Officers, and employees of your Company without extra compensation. Your Company will also reimburse brokerage houses, custodians, nominees, and fiduciaries for actual expenses incurred in forwarding proxy material to beneficial owners.

Our Annual Report to our Share Owners, which includes our Annual Report on Form 10-K as filed with the Securities and Exchange Commission for the fiscal year ended June 30, 2007, accompanies this Proxy Statement.

VOTING INFORMATION

Only Share Owners of record at the close of business on August 15, 2007, will be entitled to vote at the Annual Meeting. On that date, there were outstanding 11,630,871 shares of Class A Common Stock and 26,457,169 shares of Class B Common Stock. Each share of Class A Common Stock is entitled to one vote with respect to the election of eight Directors and any other matters submitted to a vote at the meeting. Each share of Class B Common Stock is entitled to one vote with respect to the election of one Director but otherwise is not entitled to vote.

The presence of a quorum requires that a majority of outstanding shares of each class of Common Stock be present at the meeting by proxy or in person. With a quorum present at the meeting, Directors will be elected by the plurality of the votes cast by the shares entitled to vote in the election at the meeting (i.e., the nominees receiving the highest number of votes cast in each category will be elected). Accordingly, the election of Directors will not be affected if you choose to not vote your shares or if you withhold authority to vote your shares. If you hold your shares through a broker or other nominee (in “street” name), you should instruct your broker or nominee as to how you want to vote. Withholding authority or “broker non-votes” will be counted as present for purposes of determining the presence or absence of a quorum for the transaction of business.

If you are a registered Share Owner, you can simplify your voting and save your Company expense by voting via telephone or the Internet. Telephone and Internet voting information is provided on the proxy card. A control number is designated on the proxy card to verify a Share Owner’s identity, allowing the Share Owner to vote the shares and confirm that the voting instructions have been recorded properly. If you vote via telephone or the Internet, please do not return a signed proxy card. If your shares are held in the name of a bank or broker, you may be able to vote via telephone or the Internet by following the instructions on the proxy form you receive from your bank or broker.

All properly delivered proxies will be voted. In the absence of contrary direction, the proxies will be voted “FOR” the election of each of the named nominees to the Board. Shares held by participants in the Company’s retirement plan will be voted in accordance with the participant’s direction in his or her proxy unless such proxy is not timely received, in which case the trustee of the retirement plan will vote the shares in the same proportion as the shares for which the trustee received timely participant direction.

The Board of Directors knows of no other matters that may come up for action at the meeting. However, if any other matter properly comes before the meeting, the persons named in the proxy form enclosed will vote in accordance with their judgment on such matter using the discretionary authority granted in the proxy form.

SHARE OWNER PROPOSALS

Proposals which are desired to be presented at the 2008 Annual Meeting by Share Owners and included in the Company’s Proxy Statement for that meeting must be received by the Company at its principal executive offices, 1600 Royal Street, Jasper, Indiana 47549, no later than May 15, 2008. Such proposals, however, must meet certain requirements under the regulations of the Securities and Exchange Commission (SEC) to be included in the Company’s Proxy Statement. A Share Owner wishing to bring a proposal before the 2008 Annual Meeting of Share Owners (but not include the proposal in the Company’s Proxy Statement), must cause written notice of the proposal to be received by the Secretary of the Company at its principal executive office by no earlier than June 28, 2008, and no later than July 18, 2008. The written notice must also meet additional requirements as stated in the Company’s By-laws, a copy of which is available upon written request directed to the Secretary of the Company.

SHARE OWNER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Share Owners may communicate with Board members by sending comments in care of the Secretary of the Company at 1600 Royal Street, Jasper, Indiana 47549. The Secretary has the discretion to forward the correspondence to the Director, or if circumstances dictate, to other departments within the Company to which such communication is more appropriately addressed. A log of correspondence received and copies of the correspondence are available to any Director who wishes to review it.

SHARE OWNERSHIP INFORMATION

Under the regulations of the SEC, persons who have power to vote or invest in or dispose of shares of the Company, either alone or jointly with others, are deemed to be beneficial holders of such shares. Because the voting or investment power of certain shares listed in the following table is shared, the same securities in certain cases are listed opposite more than one name in the table. The total number of shares of the Company listed in the table for all Executive Officers and Directors as a group, after elimination of such duplication, is 3,814,342 shares of Class A Common Stock (32.4% of the outstanding) and 1,773,413 shares of Class B Common Stock (6.5% of the outstanding), as of the date noted below.

Set forth in the following table are the beneficial holdings, as of August 8, 2007, of the Company’s Class A Common Stock and Class B Common Stock on the basis described above for: (i) each person, known to your Company who may be deemed to beneficially own more than 5% of either class of your Company’s outstanding shares; (ii) each Director; (iii) each “Named Executive Officer” (NEO) as listed in the Summary Compensation Table appearing later in this Proxy Statement; and (iv) all Directors and Executive Officers as a group:

		Shares Beneficially Owned(a)(b)
		Sole Voting		Shared
		and		Voting and
		Investment		Investment	Percent
Name		Power		Power	of Class

Holders of more than 5% of the Outstanding Shares of Either Class
Douglas A. Habig	Class A	877,090	(c)	1,113,220	17.1%
1600 Royal Street	Class B	284,723	(c)	172,436	1.7%
Jasper, Indiana 47549
John B. Habig	Class A	650,146		1,100,404	15.1%
1500 Main Street	Class B	385,377		144,802	2.0%
Jasper, Indiana 47546
A. C. Sermersheim Family Limited Partnership(e)	Class A	None		811,000	7.0%
1113 West 14th Street	Class B	None		148,576	(d	)
Jasper, Indiana 47546
Barbara J. Habig(f)	Class A	872,885		None	7.5%
4949 Lampkins Ridge Road	Class B	116,818		None	(d	)
Bloomington, Indiana 47401
Dimensional Fund Advisors, LP(f)	Class A	None		None	None
1299 Ocean Avenue, 11th Floor	Class B	2,218,393		None	8.3%
Santa Monica, California 90401
Directors (not listed above) and Named Executive Officers:
James C. Thyen	Class A	446,721	(c)	114,592	4.8%
	Class B	181,513	(c)	240,263	1.6%
Ronald J. Thyen	Class A	260,978		101,776	3.1%
	Class B	159,249	(c)	212,629	1.4%
John T. Thyen	Class A	316,614		101,776	3.6%
	Class B	16,284		212,629	(d	)
Dr. Jack R. Wentworth	Class A	None		None	None
	Class B	13,264	(c)	None	(d	)
Christine M. Vujovich	Class A	None		None	None
	Class B	13,854		None	(d	)
Polly B. Kawalek	Class A	None		None	None
	Class B	14,897	(c)	None	(d	)
Harry W. Bowman	Class A	None		None	None
	Class B	9,633	(c)	None	(d	)
Geoffrey L. Stringer	Class A	None		None	None
	Class B	11,701	(c)	None	(d	)
Gary P. Critser	Class A	2,700		None	(d	)
	Class B	46,022		None	(d	)
P. Daniel Miller	Class A	15,004	(c)	None	(d	)
	Class B	85,271	(c)	None	(d	)

		Shares Beneficially Owned(a)(b)
		Sole Voting		Shared
		and		Voting and
		Investment		Investment	Percent
Name		Power		Power	of Class

Donald D. Charron	Class A	6,146	(c)	None	(d	)
	Class B	58,379	(c)	None	(d	)
Robert F. Schneider	Class A	6,786	(c)	None	(d	)
	Class B	45,742	(c)	None	(d	)
All Executive Officers and Directors	Class A	2,599,346	(c)	1,214,996	32.4%
as a Group (17 persons)	Class B	1,388,348	(c)	385,065	6.5%

(a)	Based upon information obtained from the Executive Officers, Directors, and beneficial owners (according to the definition of “beneficial ownership” under the regulations of the SEC). Class A Common Stock is convertible at the option of the holder to Class B Common Stock on a share-for-share basis. Amounts are reported and percentages are calculated on an unconverted basis. On August 8, 2007, there were outstanding 11,630,871 shares of Class A Common Stock and 26,831,878 shares of Class B Common Stock.

(b)	Includes shares owned by the spouse and children living in the household of the individuals listed. Also includes shares held by limited partnerships, foundations, and trusts over which listed individuals have shared voting and investment power. Beneficial ownership is disclaimed as to such shares and as to all other shares over which the named person does not have full beneficial rights.

(c)	Class A shares include performance shares which are receivable as of August 8, 2007 and Class B shares include shares of Common Stock receivable by Directors and Executive Officers upon exercise of stock options which are exercisable within sixty days after August 8, 2007, respectively, as follows: Douglas A. Habig 25,797 Class A shares and 113,712 Class B shares; James C. Thyen 63,121 Class A shares and 84,000 Class B shares; Ronald J. Thyen 1,073 Class B shares; Dr. Jack R. Wentworth 796 Class B shares; Polly B. Kawalek 271 Class B shares; Harry W. Bowman 920 Class B shares; Geoffrey L. Stringer 535 Class B shares; P. Daniel Miller 7,166 Class A shares and 35,845 Class B shares; Donald D. Charron 6,146 Class A shares and 7,146 Class B shares; Robert F. Schneider 6,786 Class A shares and 67 Class B shares; and all Executive Officers and Directors as a group 124,732 Class A shares and 244,365 Class B shares. The percentage of Class A shares owned by each person, or group, is determined by including in the number of Class A shares outstanding, those performance shares issuable to such person or group as of August 8, 2007, and the percentage of Class B shares owned by each person, or group, is determined by including in the number of Class B shares outstanding, those Class B shares issuable to such person or group, assuming the exercise of stock options which are exercisable within sixty days after August 8, 2007.

(d)	Totals are under one percent of the outstanding class of stock.

(e)	This information is derived from notification received by the Company on Schedule 13D and other communications. As disclosed in the Schedule 13D, Jane M. Hackman, Shirley A. Lewis, and Ronald J. Sermersheim each have joint voting and investment power of the shares listed. In addition, Ms. Hackman, Ms. Lewis, and Mr. Sermersheim each vote individually and own on a direct basis, or through additional family partnerships, a total of 404,268 shares of Class A Common Stock and 931,463 shares of Class B Common Stock.

(f)	This information is derived from notification received by the Company on Schedules 13F or 13G or other communications. To the Company’s knowledge, the only other record owner of Class A Common Stock and Class B Common Stock having more than 5% of the voting or investment power of such class of security is Cede & Co. The Company is informed that Cede & Co. is a nominee name for The Depository Trust Company, a stock clearing corporation. The shares of Common Stock held by Cede & Co. are believed to be held for the accounts of various brokerage firms, banks and other institutions, none of which, to the Company’s knowledge, owns beneficially more than 5% of such stock except as noted.

ELECTION OF DIRECTORS

At the Annual Meeting, nine Directors, constituting the full Board, are to be elected to hold office until the next Annual Meeting of our Share Owners or until their successors are duly elected and qualified. Holders of shares of the Company’s Class A Common Stock are entitled to elect eight Directors, and holders of shares of the Company’s Class B Common Stock are entitled to elect one Director. Each nominee is currently serving as a Director of the Company. Each nominee has consented to continue to serve as a Director. If for any reason any such nominee shall become unable or unwilling to serve, the proxies will be voted to fill any vacancy so arising in accordance with the discretionary authority of the persons named in the accompanying proxy. The Board of Directors has no reason to believe that any such nominee will be unable to serve. The nominees are:

Nominees for Election As Directors
By Holders of Class A Common Stock

		Director
Name	Principal Occupation	Since

Douglas A. Habig(a)	Chairman of the Board of Directors of your Company; age 60	1973
James C. Thyen(b)	President and Chief Executive Officer of your Company; also Director of FM Global; age 63	1982
Ronald J. Thyen(b)	Retired; Former Senior Executive Vice President, Operations Officer, Assistant Secretary of your Company; age 70	1973
John T. Thyen(b)	Retired; Former Senior Executive Vice President, Strategic Marketing of your Company; age 68	1990
Christine M. Vujovich	Vice President, Marketing and Environmental Policy, Cummins, Inc.; age 55	1994
Polly B. Kawalek	Retired; Former Senior Vice President and President, Quaker Foods, PepsiCo Beverages and Foods; also Director of Martek Biosciences Corp. and Elkay Manufacturing Corp.; age 52	1997
Harry W. Bowman	Retired; Former President and Chief Executive Officer of The Stiffel Company; age 64	2000
Geoffrey L. Stringer	Retired; Former Executive Vice President, Bank One Corporation and Chief Executive Officer, Bank One Capital Corporation; also Director of XStream Systems; age 64	2003

Nominee for Election As Director
By Holders of Class B Common Stock

		Director
Name	Principal Occupation	Since

Dr. Jack R. Wentworth	Retired; Arthur M. Weimer Professor Emeritus of Business Administration, Indiana University; former Dean of the Kelley School of Business, Indiana University; age 79	1984

(a)	Douglas A. Habig and John B. Habig, Director Emeritus of the Board, are brothers.

(b)	Ronald J. Thyen, James C. Thyen and John T. Thyen are brothers.

Effective October 16, 2007, Mr. John B. Habig will begin assisting the Board in its deliberations as a non-compensated, non-voting Director Emeritus. Prior to that, he had served on the Board as a regular member for 51 years. The Board cannot thank Mr. Habig enough for his long and dedicated service to the Company as a Board member. The Board is delighted he has agreed to continue to bring his lifetime of business experience and sound judgment to the Company as a Director Emeritus. Mr. Habig, age 73, serves as Chairman of the Board of Directors of SVB&T Corporation, a bank holding company.

Effective October 16, 2007, Gary P. Critser will retire from the Board of Directors. Mr. Critser had most recently served as a Board member since 2004, but also enjoyed a long and distinguished career as a Company Executive Officer. The Board thanks Mr. Critser for his service and wishes him good health and happiness in his retirement.

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND COMMITTEES

The Board consists of a majority of “independent directors,” as defined by the listing standards of The NASDAQ Stock Market LLC (“Nasdaq”) and the Board of Directors has determined that such independent directors have no relationship with the Company that would interfere with the exercise of their independent judgment in carrying out the responsibilities of a Director. The independent directors nominated for election are Ms. Vujovich, Ms. Kawalek, and Messrs. Bowman, Stringer, and Wentworth. In determining Mr. Stringer’s independence, the Board considered that Mr. Stringer is a member of the Board of Directors of XStream Systems (XStream), a customer of Kimball Electronics, which purchased approximately $613,000 of products in fiscal year 2007. Mr. Stringer is also a small holder (0.6%) of the common stock of XStream, as well as a 50% holder of a company (Catalyst Capital Investments, LLC) that provides consulting services to XStream and holds options for some common stock of XStream. During fiscal year 2007, Mr. Critser was also determined to be an independent director. The independent directors meet in regularly scheduled executive sessions.

During fiscal year 2007, the Board of Directors met six times and each incumbent Director attended in excess of 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all Committees of the Board on which such Director served during his or her tenure. The Company expects its Directors to attend all Board meetings, as well as the Annual Meeting of Share Owners. All Directors attended the last Annual Meeting of Share Owners held on October 17, 2006. Your Board currently has two standing committees: the Audit Committee and the Compensation and Governance Committee.

Currently, the Audit Committee consists of three members of the Board: Harry W. Bowman (Chairperson), Polly B. Kawalek, and Gary P. Critser. The Audit Committee met ten times during fiscal year 2007. The Board has determined that Mr. Bowman is an “Audit Committee financial expert” as defined by the rules of the SEC. All Audit Committee members, including the Audit Committee financial expert, are not salaried employees of the Company and, in the opinion of the Board of Directors, meet the Nasdaq and SEC requirements with respect to independence and accounting experience. Effective with the expiration of Mr. Critser’s term as a Director on October 16, 2007, Mr. Geoffrey L. Stringer will be appointed as an independent member of the Audit Committee.

The current members of the Compensation and Governance Committee are: Dr. Jack R. Wentworth (Chairperson), Christine M. Vujovich, and Geoffrey L. Stringer. Each of the members of the Compensation and Governance Committee is “independent” as such term for compensation committee members is defined in the listing standards of Nasdaq, each is a “non-employee Director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and each is an “Outside Director” as defined by the regulations under Section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation and Governance Committee’s responsibilities consist of making all determinations with respect to the compensation of the Chairman of the Board and Chief Executive Officer, review and approval of the compensation of all other Executive Officers, approving awards under your Company’s 2003 Stock Option and Incentive Plan, review and approval of the Company’s contribution to its Defined Contribution Retirement Plan, and approval of targets, certification of target achievement, and authorization of payments under the Company’s 2005 Profit Sharing Incentive Bonus Plan. The Compensation and Governance Committee’s responsibilities also include advising the Board in matters of corporate governance, identification of individuals qualified to be Board members, Board member evaluations, orientation, and succession planning. The Compensation and Governance Committee met four times during fiscal year 2007. A copy of the Compensation and Governance Committee’s charter is available on the Company’s website at www.ir.kimball.com.

The Compensation and Governance Committee identifies potential nominees for Director based on specified objectives in terms of the composition of the Board, taking into account the need for broad and complementary experience and expertise. Nominees will be evaluated on the basis of established Board member criteria, including personal integrity, practical judgment, willingness to think independently, diverse experience and expertise, commitment to your Company’s mission, vision and guiding principles, and commitment to devote adequate time to Board duties and to serve over a period of time sufficient to understand the Company’s history, markets and business operations.

The Compensation and Governance Committee also will consider candidates recommended by Share Owners. A Share Owner who wishes to recommend a Director candidate for consideration by the Compensation and Governance Committee should send such recommendation to the Secretary of the Company at 1600 Royal Street, Jasper, Indiana 47549, who will forward it to the Compensation and Governance Committee. Any such recommendation should include a description of the candidate’s qualifications for Board service, the candidate’s written consent to be considered for nomination and to serve if nominated and elected, and addresses and telephone numbers for contacting the Share Owner and the candidate for more information. A Share Owner who wishes to nominate an individual as a Director candidate at the Annual Meeting of Share Owners, rather than recommend the individual to the Compensation and Governance Committee as a nominee, must comply with the advance notice requirements mandated by the Company’s By-laws and further explained in this Proxy Statement under “Share Owner Proposals.”

Compensation and Governance Committee Interlocks and Insider Participation

The members of the Compensation and Governance Committee during fiscal year 2007 were Dr. Jack R. Wentworth (Chairperson), Christine M. Vujovich and Geoffrey L. Stringer. None of the Compensation and Governance Committee members have ever been employed as an officer or employee of your Company or any of its subsidiaries, and none of the Compensation and Governance Committee members during fiscal year 2007 were involved in a relationship requiring disclosure as an interlocking executive officer/director or under Item 404 of Regulation S-K.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires that Company Directors, Executive Officers and greater-than-ten-percent Share Owners file with the SEC and the Company an initial statement of beneficial ownership and certain statements of changes in beneficial ownership of Common Stock of the Company. Based solely on its review of such forms received by the Company and written representation from the Directors and Executive Officers that no other reports were required, the Company is unaware of any instances of noncompliance or late compliance with such filings during the fiscal year ended June 30, 2007, other than one late filing of a Form 4 report for P. Daniel Miller for two stock purchases on June 7, 2007 that were not reported until June 29, 2007.

REVIEW AND APPROVAL OF TRANSACTIONS WITH RELATED PERSONS

Any transactions with related persons or other circumstances that present potential conflicts of interest are to be reported to the Company’s compliance officer either directly or through an anonymous reporting service. When reported, the transactions or other conflicts are reviewed and approved by the Compensation and Governance Committee. Neither the Compensation and Governance Committee nor the Board of Directors has formal written policies regarding its review and approval of these types of transactions.

As approved by the Compensation and Governance Committee, Christopher J. Thyen, son of Ronald J. Thyen, a Director, is employed by the Electronics group of the Company as Director Business Development, Industrial and Public Safety Solutions. Kurt A. Vonderheide, son-in-law of James C. Thyen, a Director and Chief Executive Officer, is employed by the Furniture group of the Company as Director of Corporate Travel & Guest Relations. In such positions, both receive compensation in excess of $120,000. Neither of them serves in a direct reporting relationship to their father and father-in-law, respectively.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy

Your Company applies a consistent philosophy to compensation for all employees, including management. The goal is to align compensation with performance as a key link in increasing Share Owner value.

The basic philosophy is acknowledged in your Company’s Guiding Principles, communicated to all employees, which states in part:

“Profits are the ultimate measure of how efficiently and effectively we serve our customers and are the only true source of long-term job security. Profitability and financial resources give us the freedom to shape our future and achieve our vision.”

and

“We want employees to share in their Company’s success, both financially and through personal growth and fulfillment.”

Compensation Program Structure

Your Company’s compensation structure is based upon two major components; 1) Fixed and 2) Variable. Fixed compensation is salary. Variable compensation includes all other compensation received through the use of incentives, including sales commissions, profit sharing bonuses, defined contribution and supplemental retirement plans, Company Class B Common Stock as an available investment option in the Company’s retirement plan, and a stock option and incentive plan. Total compensation is planned and managed to keep various elements of compensation in balance to help maintain the alignment with the common interests of our Share Owners.

Compensation Program Objectives

Your Company’s compensation program has three key objectives:

1. Reward Performance.  All parts of compensation are designed to reward executive performance. Base salary is designed to reward annual achievements, demonstrated leadership abilities, and management experience and effectiveness. All other elements of compensation focus on motivating the executive to achieve superior financial results.

2. Alignment with Share Owners’ Interest.  Your Company’s objective is to align the interests of the executives with our Share Owners by strongly linking compensation to Company financial performance. Improved Company performance leads to improved stock prices and increased Share Owner value.

3. Retention of Executive Talent.  Your Company’s objective is to retain our executives by using key elements of compensation that provide substantial opportunity for financial rewards in comparison to other professional opportunities.

Compensation Process

Determining Compensation

The Compensation and Governance Committee (the “Committee”) sets the Chief Executive Officer’s (“CEO’s”) compensation and approves the compensation of the other executive officers in consultation with the CEO who directly supervises those executive officers throughout the year. No other roles are taken by the executive officers in setting their compensation, except for discussion of their individual performance with the CEO.

Judgment is used in making compensation decisions. There is no predetermined formula. A number of subjective factors are considered in setting executive compensation, including:

1. Responsibilities

2. Leadership

3. Performance

4. Potential

5. Execution of Strategy

6. Personal Development

7. Promotion of Company Culture and Values

Flexibility is critical in the assessment process to allow for adjustments due to new business conditions, and to adjust for the evolving business environment. There is no predetermined formula for allocating compensation between cash and non-cash, current and long-term or fixed and variable elements.

Employment and Severance Agreements

The Company has entered into written employment agreements with each of the NEOs. These employment agreements were intended to bring the Company more in line with competitive practices within the industries in which it operates and were designed to enhance the retention of executives and protect the interests of the Company by way of covenants not to compete. The agreements do provide for acceleration of certain benefits and payment of severance in certain circumstances, as more fully described in the “Employment Agreements with NEOs and Potential Payments Upon Termination or Change-In-Control” section of this Proxy Statement.

Role of Compensation Consultant and Benchmarking of Compensation

In connection with the appointment of James C. Thyen as CEO in January 2004, the Company performed an extensive study of its compensation practices as compared to similarly situated companies. The study was coordinated by the Executive Vice President of Human Resources and conducted by Watson Wyatt, a nationally recognized compensation consultant. Watson Wyatt was engaged to validate a peer group of companies sufficiently similar to your Company in terms of size, industry classification and other relevant criteria, and to provide national compensation data for hundreds of U.S. companies in the durable goods manufacturing sector. The peer group validated by Watson Wyatt consisted of: Steelcase, HNI (HON), Furniture Brands International, Benchmark Electronics, La-Z-Boy, Hillenbrand Industries, Rock-Tenn, Herman Miller, Ametek, Griffon Corporation, and Plexus Corporation. The Committee, with the assistance of Watson Wyatt, the Company’s Executive Vice President of Human Resources and the Company’s Executive Vice President, General Counsel and Secretary, then reviewed and compared all components of compensation included in the peer group and survey data. The review resulted in the Committee’s determination the Company’s pay practices were well below the peer group (in the lowest quartile) and the Committee began a concerted effort through 2006 to gradually bring compensation closer to median peer group averages for the Chairman, CEO, and other NEOs, predominately through base salary, bonus, and long-term stock incentives.

Share Ownership Guidelines

In 1997, your Company established stock ownership guidelines for directors, NEOs and other senior executives. The guidelines were updated in 2007. The current guidelines outline the expectations of directors and executives to maintain beneficial ownership of Company stock having a value expressed as a multiple of their director fees or their base salary, as the case may be, for as long as they remain a director or executive officer. “Beneficial Ownership” includes, in addition to shares held directly by directors or executives, those shares held by a spouse, minor children or grandchildren, trusts, retirement plans and unearned shares awarded under the

Company’s 2003 Stock Option and Incentive Plan. The ownership status of each director and executive is reviewed annually by the Committee. The multiples are as follows:

Value as a Multiple of
Position	Base Salary or Fees

Director	X 3
Chairman, CEO, President	X 8
Senior Executive Vice President	X 6
Executive Vice President	X 4
Corporate Vice President	X 3
Subsidiary Vice President	X 2

Recovery of Compensation from Executive Misconduct

If the Company determines that an executive officer has engaged in fraudulent or intentional misconduct, resulting in a restatement of the Company’s financial results, the Company would take all possible actions to recover any portion of performance-based or incentive compensation paid or awarded to the executive that is greater than would have been paid or awarded if calculated based on the restated financial results.

Components of Compensation

Review of all Components of Executive Compensation

The Committee reviews all components of the compensation provided to the CEO and other executive officers, including base salary, annual cash incentives, stock compensation, the dollar value to the executive and cost to the Company of all perquisites and the projected payout obligations under several potential severance and change-in-control scenarios.

Annual Cash Compensation

1. Base Salary.  Base salaries for our NEOs are based upon the scope of their responsibilities, their performance, the period over which they have performed those responsibilities, and other subjective factors as noted in the “Compensation Process — Determining Compensation” section of this Compensation Discussion and Analysis. Decisions regarding salary increases take into account the executive’s current salary and the amounts paid to the executive’s peers within the Company and in our peer group. The Committee reviews the base salary of the CEO annually and makes adjustments as it deems necessary. Base salaries of our other executive officers are reviewed as appropriate by the CEO, usually on an annual basis. Adjustments are recommended by the CEO and approved by the Committee.

2. Cash Incentive Compensation.  Executive Officers and full-time salaried employees, except those covered under commission compensation programs, are eligible to participate in a profit sharing incentive bonus plan known as the Kimball International, Inc. 2005 Profit Sharing Incentive Bonus Plan (the “Incentive Bonus Plan”) which provides participants with an opportunity to receive a cash payment if certain profitability levels (tiers) for the fiscal year are achieved. The Incentive Bonus Plan measures profitability at three levels within the Company: (1) Worldwide for Company-wide performance (“Worldwide”); (2) at a Group level for certain combinations of Business Units (“Group”); and (3) at a Business Unit level for the performance of designated operations within the Company (“Business Unit”).

The goal of the Incentive Bonus Plan is to link compensation with the long-term financial success of the Company.

The Incentive Bonus Plan establishes potential cash incentive amounts as a range of percentages of the participant’s salary, with the payout percentage increasing with higher levels of profitability. The Incentive Bonus Plan also establishes different payout percentage ranges across several participant categories, setting higher payout-percentage ranges for participants who, by virtue of their responsibilities, are expected to have a greater effect on the

Company’s profitability. The following matrix summarizes the cash incentive payout percentages at each economic profit tier for the various participant categories:

Economic Profit	Participant Categories
Tiers	1	2	3	4	5	6	7	8

1	100%	80%	60%	50%	40%	30%	20%	10%
2	80%	60%	45%	35%	30%	22%	15%	7%
3	60%	40%	30%	25%	20%	15%	10%	5%
4	40%	20%	15%	12%	10%	7%	5%	3%
5	20%	10%	8%	6%	5%	4%	3%	2%
6	0%	0%	0%	0%	0%	0%	0%	0%

For a particular fiscal year, the Committee sets each tier to a specific amount of economic profit. Economic profit is equal to the amount of net income less the cost of capital. The cost of capital represents the economic cost of a reasonable return on capital that is used in the business. New capital expenditures are excluded in computing the cost of capital for twelve months. Separate economic profit tiers are set for Worldwide, Group, and Business Unit plans. The Worldwide and Group economic profit tiers are set by the Committee after considering many factors, including benchmarking the economic performance of numerous public companies. The Committee must approve the economic profit tiers within 90 days after the commencement of each fiscal year. The Committee may, within such 90-day time period, make adjustments for non-operating income and loss and other profit-computation elements as it deems appropriate to provide optimal incentives for eligible employees. If other adjustments are necessary beyond the 90-day period, the NEOs will not be eligible to receive any cash incentive compensation resulting from such adjustments.

The NEOs are in participant category 1 and thus may earn cash incentives anywhere from zero up to 100 percent of base salary. Messrs. Thyen, Habig, and Schneider participate at the Worldwide level, while Messrs. Miller and Charron participate at their respective Group level. For the past five years, cash incentive payouts averaged 37% for the Worldwide plan, 44% for the Electronics Group plan, and 44% for the Furniture Group plan. Achievement of a 100% cash incentive payout for NEOs is very difficult because the Incentive Bonus Plan is designed to pay maximum cash incentives only if the Company achieves economic profitability near the top quartile of leading public companies and/or its competitors. The economic profit tiers for the Worldwide, Group and Business Unit levels are established so that performance attained between the tier 4 and tier 3 levels approximates the median benchmarking performance. Therefore, the Company has set the target cash incentive for the NEOs at approximately 40% (tier 4 level) which is a cash incentive payout reflecting the Company’s desired level of compensation at risk.

A participant’s total cash incentive under the Incentive Bonus Plan may not exceed $1,000,000 for any fiscal year.

At the end of each fiscal year, but before cash incentives under the Incentive Bonus Plan may be paid, the Committee determines the actual economic profit level that was achieved and approves the payment of the cash incentive. The Committee does not have the discretion to increase the amount of any cash incentive for the NEOs under the Incentive Bonus Plan.

Cash incentives earned under the Incentive Bonus Plan for a particular fiscal year are accrued annually and paid in five installments over the succeeding fiscal year with 50% payable in August and 12.5% payable in each of the following months of September, January, April, and June. Cash incentives totaling less than $2,000 are paid in a lump sum in August. Except for provisions relating to retirement, death or permanent disability, and certain other circumstances described in a participant’s employment agreement, participants must be actively employed on each payment date to be eligible to receive any unpaid installments. If a participant’s termination of employment is caused by retirement, death or disability, the participant (or beneficiary, in the event of the participant’s death) will be entitled to receive all cash incentive payments for the previous fiscal year and a pro-rata share for the current fiscal year, all to be paid in full within 2 1/2 months after the end of the Company’s fiscal year.

To address special situations where individual achievement may not be adequately recognized by the Incentive Bonus Plan, there is also a Supplemental Bonus Plan reviewed and approved on an annual basis by the Committee where a maximum of 1.5%, on an after-tax basis, of the Company’s overall annual net income (before cash incentives paid pursuant to the Incentive Bonus Plan) may be designated and paid as supplemental bonuses to those eligible employees, including all NEOs, at the discretion of the Chairman of the Board and/or CEO, within certain ranges approved by the Committee at the beginning of each fiscal year. Any supplemental bonus awarded to the Chairman or CEO must be approved by the Committee. The payment and forfeiture provisions under the Supplemental Bonus Plan are the same as the Incentive Bonus Plan. No bonuses were granted to any of our NEOs under this Supplemental Bonus Plan for fiscal year 2007.

Stock Compensation

Your Company’s 2003 Stock Option and Incentive Plan (the “2003 Plan”) permits a variety of stock incentive benefits consisting of: restricted stock, restricted share units, unrestricted share grants, incentive stock options, non-qualified stock options, stock appreciation rights, performance shares, and performance units. The only form of award the Committee granted for fiscal year 2007 was performance shares. No other form of award has been granted to employees since July 2005.

Performance shares include both an annual performance share (“APS”) award and a long-term performance share (“LTPS”) award with one-fifth (1/5) of the award vesting annually over the succeeding five-year period. These awards are approved by the Committee at the beginning of each fiscal year. The performance share awards set forth the maximum number of shares of your Company’s stock which the participant is eligible to receive if the applicable profitability levels for the fiscal year have been achieved. For the APS award, the number of shares of your Company’s stock that the NEO actually receives under the award is determined by multiplying (x) the NEO’s payout percentage calculated under the Incentive Bonus Plan for the performance year by (y) the maximum number of shares set forth in the award. In order to determine the number of shares that the NEO actually receives under a LTPS award, the NEO’s payout percentage (using the Worldwide level payout percentage for all NEOs) calculated under the Incentive Bonus Plan for the performance year is converted to a LTPS payout percentage according to the following table:

Incentive Bonus Plan Payout
Percentage	LTPS Payout Percentage

40% - 100%	100%
0 - 39%	Incentive Bonus Plan Payout Percentage ÷ 40%

and is multiplied by the maximum number of shares eligible to be received in the applicable fiscal year.

The APS award acts as an incentive to drive higher profits on a shorter-term annual basis. The LTPS award acts as an incentive for longer term stock price appreciation by driving higher profits, which create higher cash incentive percentages and greater payouts to the participants. The NEOs have no voting or dividend rights with respect to the performance shares until earned.

Prior to fiscal year 2007, Restricted Share Units (RSUs) were awarded to NEOs and are currently outstanding under the 2003 Plan. These RSUs vest five years after the date of award. Upon vesting, the outstanding number of RSUs and the value of dividends accumulated over the vesting period are converted to shares of Class A Common Stock. If the employment of a holder of a RSU terminates before the RSU has vested for any reason other than death, retirement at age 62 or older, total permanent disability, or certain other circumstances described in the Company’s employment policy, the RSU will be forfeited.

The NEOs also have stock options outstanding under two former stock incentive plans, the 1996 Stock Incentive Program, and the 1996 Directors’ Stock Compensation and Option Plan, all of which were granted prior to July 2005. No shares remain available for new grants under the Company’s prior stock option plans. Options granted under the plans generally are exercisable from six months to five years after the date of grant and expire five to ten years after the date of grant. Stock options are forfeited when employment terminates, except in the case of retirement at age 62 or older, death, permanent disability, or certain other circumstances described in the Company’s employment policy.

Mr. Thyen and Mr. Habig also have stock appreciation rights, granted in tandem with stock options, outstanding under the former 1996 Stock Incentive Program. None of these awards were in-the-money as of June 30, 2007.

Retirement Plan

The NEOs participate in a defined contribution, participant-directed retirement plan with a 401(k) provision that all domestic employees, except for employees of excluded acquisitions, are eligible to participate in (the “Retirement Plan”). The Retirement Plan provides for voluntary employee contributions as well as a discretionary annual Company contribution as determined by the Compensation and Governance Committee based on the annual income of the Company. The total Company contribution is allocated based upon the total eligible compensation of eligible participants. Each eligible participant’s Company contribution percentage is identical, including NEOs. Participant contributions are fully vested immediately and Company contributions are fully vested after five years of participation according to the following schedule.

Years of Vesting Service	Vested Percentage

Less than 1	0%
1	10%
2	20%
3	30%
4	40%
5	100%

All NEOs are fully vested. The Retirement Plan is fully funded and participants may choose to invest their balances among any combination of the following investment options. The annual return of each Fund for the year ended June 30, 2007, is parenthetically noted.

Stable Fund	Vanguard Retirement Savings Trust (4.46%)
Bond Fund	Vanguard Total Bond Market Index (6.07%)
Income Balanced Fund	Vanguard LifeStrategy Income Fund (10.06%)
Conservative Balanced Fund	Vanguard LifeStrategy Conservative Growth Fund (13.30%)
Moderate Balanced Fund	Vanguard LifeStrategy Moderate Growth Fund (16.64%)
Aggressive Balanced Fund	Vanguard LifeStrategy Growth Fund (20.00%)
S&P 500 Index Fund	Vanguard 500 Index Fund, Investor Shares (20.41%)
Large Cap Value Fund	Vanguard Windsor II Fund, Investor Shares (24.14%)
Large Cap Growth Fund	American Funds Growth Fund of America, R-5 Shares (18.25%)
Small Cap Growth Fund	Vanguard Explorer Fund (16.70%)
Small Cap Value Fund	Artisan Small Cap Value Fund (22.52%)
International Fund	Vanguard International Growth Fund (28.48%)
Company Stock Fund	Kimball International Stock Fund (−26.31%)

For those eligible employees who, under the 1986 Tax Reform Act, are deemed to be highly compensated, their individual Company contribution under the Retirement Plan is reduced. See “Nonqualified Deferred Compensation” below.

Nonqualified Deferred Compensation

For NEOs and other executive officers who are deemed to be highly compensated under the 1986 Tax Reform Act, there is a fully-funded, non-qualified, Supplemental Employee Retirement Plan (“SERP”) in which your Company contributes to the account of each participant an amount equal to the reduction in their Company contribution under the Retirement Plan arising from the provisions of the 1986 Tax Reform Act. In addition, participants may voluntarily defer up to 25% of their eligible wages under the SERP. A participant’s deferrals are fully vested. Company contributions are subject to the same vesting schedule as the Retirement Plan, and are made within 2 1/2 months after the end of the fiscal year. Investment options are the same as those under the Retirement Plan except for the exclusion of the Stable Value Fund and Company Stock Fund. Payments of a participant’s elective deferrals and Company contributions are made as elected by the participant in lump sum or in installment payments over a period of 5 or 10 years. These amounts may be paid earlier in the event of a termination of employment, death of the participant, or an unforeseen emergency affecting the participant as determined by the SERP Committee appointed to administer the SERP. The SERP is intended to promote retention by providing a long-term savings opportunity on a tax-efficient basis. The assets of the SERP are held in what is commonly referred to as a “rabbi trust” arrangement. This means that the assets of the SERP are subject to the claims of the Company’s general creditors in the event of the Company’s insolvency. For more information about amounts deferred by the NEOs, see the Nonqualified Deferred Compensation Table in this Proxy Statement.

Other Compensation

The Company provides the NEOs with other benefits, which the Committee believes are reasonable, competitive and consistent with the Company’s overall compensation program directives. They are designed to promote the executives’ physical and mental well-being in order to help them function more effectively in their respective positions.

These benefits and the rationale for providing each are as follows:

Benefit	Rationale

Financial Counseling	Aid personal financial planning through expert advice to properly manage financial affairs.
Tax Preparation	Assist in accurate preparation and satisfaction of executive’s tax obligations.
Executive Preventive Healthcare Program	Maintain health of executive and primary personal support person to permit peak performance.
Medical Reimbursement	Promote seeking of proper medical care by reducing potential financial barriers.
Car Allowance	Reimbursement of costs of safe maintenance and operation of appropriate vehicle for business purposes.

No loans of Company funds have ever been made to any executive officer for any purpose. The NEOs may periodically use the Company aircraft for limited personal reasons, with the appropriate amount being included in their taxable income. The exact amounts received from these benefits are not predetermined.

NEOs’ Compensation

The annual compensation of the NEOs is based upon the process as noted in the “Compensation Process” section of this Compensation Discussion and Analysis and consists of components as delineated in the “Components of Compensation” section. The Committee does not utilize any specific target or formula for the NEOs’ total compensation. In prior years, the Committee reviewed compensation survey and peer group data as disclosed in the “Compensation Process — Role of Compensation Consultant and Benchmarking of Compensation” section of this Compensation Discussion and Analysis.

For fiscal year 2006, each of the NEOs were issued in September 2006 the following number of shares of your Company’s Class A Common Stock based on the APS and LTPS awards approved in August 2005: Mr. Thyen — 64,150 shares; Mr. Schneider — 5,080 shares; Mr. Habig — 18,930 shares; Mr. Miller — 5,340 shares; and Mr. Charron — 4,200 shares.

In August 2006, the Committee approved APS awards to the NEOs to receive the following maximum number of shares of Class A Common Stock for fiscal year 2007 performance: Mr. Thyen — 79,450 shares; Mr. Schneider — 4,000 shares; Mr. Habig — 14,250 shares; Mr. Miller — 4,000 shares; and Mr. Charron — 4,000 shares. In addition, the Committee approved LTPS awards to the NEOs to receive the following maximum number of shares of Class A Common Stock for performance over the succeeding five-year period: Mr. Thyen — 82,400 shares; Mr. Schneider — 13,400 shares; Mr. Habig — 51,900 shares; Mr. Miller — 13,400 shares; and Mr. Charron — 13,400 shares.

In August 2007, the Committee met and approved the economic profit results for fiscal year 2007 and the corresponding payout percentages under the Incentive Bonus Plan which were 39% for Messrs. Thyen, Schneider, and Habig, 48% for Mr. Miller, and 23% for Mr. Charron. Under the Supplemental Bonus Plan, also described elsewhere in this Compensation Discussion and Analysis, no award was made to any NEO for fiscal year 2007.

Based upon the Incentive Bonus Plan payout percentages for fiscal year 2007, the following number of shares of Class A Common Stock will be issued to the NEOs in September 2007 pursuant to their fiscal year 2007 performance share awards: Mr. Thyen — APS — 30,985 shares, LTPS — 32,136 shares; Mr. Schneider — APS — 1,560 shares, LTPS — 5,226 shares; Mr. Habig — APS — 5,557 shares, LTPS — 20,240 shares; Mr. Miller — APS — 1,940 shares, LTPS — 5,226 shares; and Mr. Charron — APS — 920 shares, LTPS — 5,226 shares.

At its August 2007 meeting, the Committee also reviewed and approved the compensation of all NEOs for fiscal year 2008. The Committee independently reviewed the performance of the CEO and the Chairman. Company performance and the CEO’s personal performance were considered heavily in the Committee’s deliberations with less emphasis (as compared to prior years) given to market salary survey data. Based upon this thorough review, the Committee determined that a salary increase was warranted for the CEO. The Committee unanimously approved a salary increase from an annualized base of $822,900 to $847,600. He was also granted an APS award for 79,450 shares of Class A Common Stock and a LTPS award for 72,400 shares of Class A Common Stock under the 2003 Plan.

Historically, the Committee has determined the compensation of the Chairman of the Board, Douglas A. Habig, primarily focusing on two major factors: 1) the fact that Mr. Habig was the former CEO of the Company with 34 years of experience in various management positions in the Company and has provided transitional guidance to Mr. Thyen since his appointment as CEO, and 2) the fact that Mr. Habig has remained an employee of the Company since becoming Chairman, discharging various other senior management responsibilities. Mr. Habig expressed to the Committee that he felt the transition is complete, and he desired to reduce his level of day-to-day responsibilities in the future, with the prior agreement of the Committee. In respecting those desires, the Committee determined that an adjustment to Mr. Habig’s compensation was warranted. The Committee unanimously approved a salary decrease from the annualized base of $657,540 to $598,000 and he was not granted any annual or long term performance share awards for fiscal year 2008.

The following table summarizes the compensation decisions made by the Committee at its August 2007 meeting:

	Annualized	APS Award	LTPS Award
	Base Salary $	(maximum # of shares)	(maximum # of shares)

James C. Thyen	847,600	79,450	72,400
Robert F. Schneider	400,400	4,000	13,400
Douglas A. Habig	598,000	0	0
P. Daniel Miller	468,000	4,000	13,400
Donald D. Charron	478,400	4,000	19,400

Tax Considerations

Section 162(m)

The Committee has also considered the potential effect of Section 162(m) of the Internal Revenue Code, which limits the deductibility of non-performance-based executive compensation in excess of $1,000,000. In fiscal year 2007, none of the Company’s officers covered under the law had non-performance-based annual compensation in excess of $1,000,000. Thus, all such compensation will be deductible for tax purposes. Restricted Stock Units awarded in prior years vest over time and therefore are not considered “performance-based compensation.” The Committee will continue to monitor your Company’s compensation program in relation to Section 162(m).

Section 409A

Section 409A of the Internal Revenue Code affects the payments of certain types of deferred compensation to key employees and includes requirements relating to when payments under such arrangements can be made, acceleration of benefits, and timing of elections under such arrangements. Failure to satisfy these requirements will generally lead to an acceleration of the timing for including deferred compensation in an employee’s income, as well as certain penalties and interest. The Company intends for, but does not currently require, its nonqualified deferred compensation arrangement to meet the effective requirements of Section 409A.

COMPENSATION COMMITTEE REPORT

The Compensation and Governance Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review and discussions with management, the Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for fiscal year 2007 and this Proxy Statement. This report is provided by the following independent directors who comprise the Committee: Jack R. Wentworth (Chairman), Christine M. Vujovich, and Geoffrey L. Stringer.

EXECUTIVE AND DIRECTOR COMPENSATION TABLES

SUMMARY COMPENSATION

					Non-Equity
					Incentive Plan	All Other
Name and Principal			Stock Awards	Option Awards	Compensation	Compensation		Total
Position	Year	Salary ($)	($) (1)	($) (2)	($) (3)	($) (4)		($)
(a)	(b)	(c)	(e)	(f)	(g)	(i)		(j)

James C. Thyen President, Chief Executive Officer	2007	$813,950	$1,282,412	$82,680	$317,441	$126,988		$2,623,471
Robert F. Schneider Executive Vice President, Chief Financial Officer	2007	$385,100	$188,415	$25,440	$150,189	$70,460		$819,604
Douglas A. Habig Chairman of the Board	2007	$653,840	$693,534	$90,312	$254,998	$113,060		$1,805,744
P. Daniel Miller Executive Vice President, President-Furniture	2007	$453,720	$194,206	$25,638	$219,412	$116,619	(5)	$1,009,595
Donald D. Charron Executive Vice President, President-Kimball Electronics Group	2007	$459,700	$178,211	$25,440	$105,731	$49,856		$818,938

(1)	Stock awards consist of performance shares and RSUs. Amounts shown do not reflect compensation actually received by the NEO. The amounts shown represent expense recognized in the Company’s fiscal year 2007 Consolidated Financial Statements in accordance with Statement of Financial Accounting Standard No. 123(R) (SFAS 123(R)), Share-Based Payment, excluding any assumption for future forfeitures. All other assumptions used to calculate the expense amounts shown are set forth in Note 8 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2007.

(2)	Amounts shown do not reflect compensation actually received by the NEO. The amounts shown represent expense recognized in the Company’s fiscal year 2007 Consolidated Financial Statements in accordance with SFAS 123(R), excluding any assumption for future forfeitures. The assumptions used to calculate the expense amounts shown are set forth in Note 8 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2007.

(3)	Amounts consist of cash incentive compensation earned for services rendered in fiscal year 2007. The amounts will be paid in fiscal year 2008 pursuant to the Incentive Bonus Plan. For a description of the Incentive Bonus Plan and the payout percentages awarded to the NEOs under the Incentive Bonus Plan for fiscal year 2007, see “Compensation Discussion and Analysis — Components of Compensation — Annual Cash Compensation — Cash Incentive Compensation” and “— NEOs’ Compensation”.

(4)	Includes benefits received by the NEOs, along with other officers and certain employees, from executive financial services programs, supplemental group medical, automotive allowances, personal use of company aircraft limited to transportation for spouses and NEOs related to a Board approved Executive Preventive Healthcare Program (except for Mr. Miller as noted below), the value of the services and related benefits provided pursuant to the Executive Preventive Healthcare program, Company contributions earned for fiscal year 2007 for the Retirement Plan and SERP, and de minimus Christmas bonus and life insurance premiums. The Company values the personal use of company aircraft for disclosure in this column at the aggregate incremental value of the benefit, which includes variable costs related to fuel, landing fees, crew expenses and other miscellaneous costs. SERP and Retirement Plan Company contribution amounts earned for fiscal year 2007 for Messrs. Thyen, Schneider, Habig, Miller and Charron were $37,563, $17,753, $30,515, $21,878, and $18,465, respectively. The amounts in this column also include dividends credited on unvested RSUs at a value of $58,776 for each of Messrs. Thyen and Habig and $16,616 for each of Messrs. Schneider, Miller and Charron. Dividend amounts were determined based on the number of RSUs multiplied by the Class A dividend rate per share for dividend declarations during fiscal year 2007. Dividends on RSUs are payable in share equivalents based on the price of the Company’s Class B Common Stock as reported by Nasdaq on the RSU vesting date.

(5)	Includes the aggregate incremental cost of Mr. Miller’s use of the company aircraft in the amount of $40,730 for personal commuting and transportation related to a Board approved Executive Preventive Healthcare Program.

Note: See the Compensation Discussion and Analysis in this Proxy Statement for further information about the material terms of NEO compensation plans.

GRANTS OF PLAN-BASED AWARDS

		Estimated Possible Payouts Under			Estimated Future Payouts Under			Grant Date Fair
		Non-Equity Incentive Plan Awards (1)			Equity Incentive Plan Awards (2)			Value of Stock and
		Threshold	Target	Maximum	Threshold	Target	Maximum	Option Awards
Name	Grant Date	($)	($)	($)	(#)	(#)	(#)	(3)
(a)	(b)	(c )	(d)	(e)	(f)	(g)	(h)	(l)

James C. Thyen IBP		$0	$325,580	$813,950
APS(4)	8/22/06				0	31,780	79,450	$554,561
LTPS(5)	8/22/06				0	82,400	82,400	$1,437,880
Robert F. Schneider IBP		$0	$154,040	$385,100
APS(4)	8/22/06				0	1,600	4,000	$27,920
LTPS(5)	8/22/06				0	13,400	13,400	$233,830
Douglas A. Habig IBP		$0	$261,536	$653,840
APS(4)	8/22/06				0	5,700	14,250	$99,465
LTPS(5)	8/22/06				0	51,900	51,900	$905,655
P. Daniel Miller IBP		$0	$181,488	$453,720
APS(4)	8/22/06				0	1,600	4,000	$27,920
LTPS(5)	8/22/06				0	13,400	13,400	$233,830
Donald D. Charron IBP		$0	$183,880	$459,700
APS(4)	8/22/06				0	1,600	4,000	$27,920
LTPS(5)	8/22/06				0	13,400	13,400	$233,830

(1)	Represents potential cash incentive payments under the Incentive Bonus Plan (IBP) with respect to fiscal year 2007 performance. The awards do not contain minimum thresholds. See the column captioned “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table for the actual payout amounts under the Incentive Bonus Plan for fiscal year 2007 performance. See “Compensation Discussion and Analysis — Components of Compensation — Annual Cash Compensation” for additional information regarding the terms of the Incentive Bonus Plan.

(2)	Represents performance share awards granted in fiscal year 2007 pursuant to the 2003 Plan. The awards do not contain minimum thresholds. See “Compensation Discussion and Analysis — Components of Compensation — Stock Compensation” for additional information regarding the terms of performance share awards.

(3)	Amounts represent the grant date fair market value of the target number of performance shares granted calculated using $17.45, the closing price of the Company’s Class B Common Stock as reported on Nasdaq on August 22, 2006 reduced by the present value of dividends not payable on outstanding performance shares.

(4)	The actual number of shares earned by each of Messrs. Thyen, Schneider, Habig, Miller and Charron pursuant to their APS award was 30,985, 1,560, 5,557, 1,940 and 920, respectively.

(5)	Amounts based on the aggregate number of shares that may be earned pursuant to the fiscal year 2007 LTPS award. One-fifth of the award is subject to vesting annually over the succeeding five-year period. The actual number of shares earned by Messrs. Thyen, Schneider, Habig, Miller and Charron for the first year of the five-year period was 16,068, 2,613, 10,120, 2,613 and 2,613, respectively.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

	Option Awards						Stock Awards
										Equity
										Incentive
									Equity	Plan
									Incentive	Awards:
									Plan	Market or
									Awards:	Payout Value
									Number of	of Unearned
									Unearned	Shares,
	Number of		Number of				Number of	Market Value	Shares,	Units or
	Securities		Securities				Shares or	of Shares	Units or	Other
	Underlying		Underlying				Units of	or Units of	Other	Rights
	Unexercised		Unexercised		Option		Stock That	Stock That	Rights	That Have
	Options-		Options-		Exercise	Option	Have Not	Have Not	That Have	Not
	Exercisable		Unexercisable		Price	Expiration	Vested(11)	Vested(12)	Not Vested(13)	Vested(12)
Name	(#)		(#)		($)	Date	(#)	($)	(#)	($)
(a)	(b)		(c)		(e)	(f)	(g)	(h)	(i)	(j)

James C. Thyen			97,500	(9)	$15.06	11/14/12
	45,000	(1)			$15.24	8/21/11
	13,000	(2)			$19.81	8/17/09
	13,000	(3)			$18.24	8/16/08
	13,000	(4)			$21.825	8/24/07
							107,385	$1,504,464	180,100	$2,523,201
Robert F. Schneider			30,000	(9)	$15.06	11/14/12
	67	(2)			$19.81	8/17/09
							30,357	$425,302	25,720	$360,337
Douglas A. Habig			106,500	(9)	$15.06	11/14/12
	55,000	(1)			$15.24	8/21/11
	19,500	(5)			$16.17	8/22/10
	13,000	(2)			$19.81	8/17/09
	49	(6)			$15.29	10/20/08
	13,000	(3)			$18.24	8/16/08
	163	(7)			$13.84	10/21/07
	13,000	(4)			$21.825	8/24/07
							107,385	$1,504,464	99,120	$1,388,671
P. Daniel Miller			13,500	(9)	$15.06	11/14/12
			16,500	(10)	$15.17	8/21/12
	19,345	(8)			$15.70	8/13/10
							30,357	$425,302	25,720	$360,337
Donald D. Charron			30,000	(9)	$15.06	11/14/12
	7,146	(2)			$19.81	8/17/09
							30,357	$425,302	25,720	$360,337

(1)	These stock options were granted to the NEOs on August 22, 2001 and vested on August 21, 2003.

(2)	These stock options were granted to the NEOs on August 18, 1999 and vested on February 18, 2000.

(3)	These stock options were granted to the NEOs on August 17, 1998 and vested on February 17, 1999.

(4)	These stock options were granted to the NEOs on August 25, 1997 and vested on February 25, 1998.

(5)	These stock options were granted to the NEO on August 23, 2000 and vested on February 23, 2001.

(6)	These stock options were granted to the NEO on October 21, 2003 and vested on October 21, 2005.

(7)	These stock options were granted to the NEO on October 22, 2002 and vested on October 22, 2004.

(8)	These stock options were granted to the NEO on August 14, 2000 and vested, in five equal annual installments beginning on August 14, 2002.

(9)	These stock options were granted to the NEOs on November 15, 2002 and will vest on November 14, 2007.

(10)	These stock options were granted to the NEO on August 22, 2002 and vested on August 22, 2007.

(11)	Unvested stock consists of the following awards:

Name	Award	Shares (#)	Grant Date	Vesting Date

James C. Thyen	RSU	47,400	1/21/05	1/21/10
	Dividends Credited on RSUs	5,244	1/21/05	1/21/10
	RSU	47,400	1/23/04	1/23/09
	Dividends Credited on RSUs	7,341	1/23/04	1/23/09
Robert F. Schneider	RSU	13,400	1/21/05	1/21/10
	Dividends Credited on RSUs	1,482	1/21/05	1/21/10
	RSU	13,400	1/23/04	1/23/09
	Dividends Credited on RSUs	2,075	1/23/04	1/23/09
Douglas A. Habig	RSU	47,400	1/21/05	1/21/10
	Dividends Credited on RSUs	5,244	1/21/05	1/21/10
	RSU	47,400	1/23/04	1/23/09
	Dividends Credited on RSUs	7,341	1/23/04	1/23/09
P. Daniel Miller	RSU	13,400	1/21/05	1/21/10
	Dividends Credited on RSUs	1,482	1/21/05	1/21/10
	RSU	13,400	1/23/04	1/23/09
	Dividends Credited on RSUs	2,075	1/23/04	1/23/09
Donald D. Charron	RSU	13,400	1/21/05	1/21/10
	Dividends Credited on RSUs	1,482	1/21/05	1/21/10
	RSU	13,400	1/23/04	1/23/09
	Dividends Credited on RSUs	2,075	1/23/04	1/23/09

Upon vesting, the outstanding number of RSUs and the value of dividends credited over the RSU vesting period are converted to shares of Class A Common Stock. The number of shares credited on outstanding RSUs was calculated by dividing the aggregate dollar amount of dividends credited to date by the $14.01 closing price of Class B Common Stock as reported by Nasdaq on June 30, 2007.

(12)	Calculated using the $14.01 closing price of Class B Common Stock as reported by Nasdaq on June 30, 2007.

(13)	Unearned and unvested stock consists of the following awards:

Name	Award	Shares (#)	Grant Date	Vesting Date(s)

James C. Thyen	APS	31,780	8/22/06	8/21/07
	LTPS	82,400	8/22/06	Five remaining annual vesting dates beginning 8/21/07
	LTPS	65,920	9/7/05	Four remaining annual vesting dates beginning 8/21/07
Robert F. Schneider	APS	1,600	8/22/06	8/21/07
	LTPS	13,400	8/22/06	Five remaining annual vesting dates beginning 8/21/07
	LTPS	10,720	9/7/05	Four remaining annual vesting dates beginning 8/21/07
Douglas A. Habig	APS	5,700	8/22/06	8/21/07
	LTPS	51,900	8/22/06	Five remaining annual vesting dates beginning 8/21/07
	LTPS	41,520	9/7/05	Four remaining annual vesting dates beginning 8/21/07
P. Daniel Miller	APS	1,600	8/22/06	8/21/07
	LTPS	13,400	8/22/06	Five remaining annual vesting dates beginning 8/21/07
	LTPS	10,720	9/7/05	Four remaining annual vesting dates beginning 8/21/07
Donald D. Charron	APS	1,600	8/22/06	8/21/07
	LTPS	13,400	8/22/06	Five remaining annual vesting dates beginning 8/21/07
	LTPS	10,720	9/7/05	Four remaining annual vesting dates beginning 8/21/07

APS and LTPS awards represent the number of shares available for issuance pursuant to performance share awards assuming the targeted performance. At the targeted performance level, 40% of the shares eligible to be received under the APS award would be issued and 100% of the shares eligible to be received under the LTPS award would be issued.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
	Number of Shares
	Acquired on	Value Realized on	Number of Shares	Value Realized on
	Exercise	Exercise	Acquired on Vesting	Vesting
Name	(#)(1)	($)(2)	(#)(3)	($)(4)
(a)	(b)	(c )	(d)	(e)

James C. Thyen	101,468	$427,498	64,150	$1,157,266
Robert F. Schneider	68,433	$498,983	5,080	$91,643
Douglas A. Habig	80,000	$501,900	18,930	$341,497
P. Daniel Miller	60,655	$455,200	5,340	$96,334
Donald D. Charron	71,354	$579,038	4,200	$75,768

(1)	Includes the following shares deducted to satisfy the exercise price of the stock options: Mr. Thyen — 79,643 shares; Mr. Schneider — 24,431 shares; Mr. Habig — 57,392 shares; Mr. Miller — 41,356 shares; and Mr. Charron — 23,288 shares; and the following shares withheld to satisfy tax withholding obligations related to option exercises: Mr. Thyen — 6,730 shares; Mr. Schneider — 935 shares; Mr. Habig — 7,613 shares; Mr. Miller — 5,150 shares; and Mr. Charron — 1,780 shares.

(2)	The value realized equals the difference between the option exercise price and the closing price of Class B Common Stock on the date of exercise, multiplied by the number of shares underlying the stock option.

(3)	Includes the following shares withheld to satisfy tax withholding obligations: Mr. Thyen — 24,814 shares; Mr. Schneider — 1,568 shares; Mr. Habig — 5,841 shares; Mr. Miller — 822 shares; and Mr. Charron — 827 shares.

(4)	The value realized is calculated by multiplying $18.04, the closing price of Class B Common Stock as reported by Nasdaq on the vesting date of August 22, 2006, multiplied by the number of shares that vested.

NONQUALIFIED DEFERRED COMPENSATION

	Executive	Registrant		Aggregate
	Contributions in	Contributions in	Aggregate Earnings	Withdrawals/	Aggregate Balance
	Last FY	Last FY	in Last FY	Distributions	at Last FYE
Name	($)(1)	($)(2)	($)(3)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)

James C. Thyen	$319,129	$22,933	$483,732	—	$2,829,767
Robert F. Schneider	$30,166	$7,411	$82,032	—	$508,019
Douglas A. Habig	$51,851	$18,141	$326,229	—	$1,956,241
P. Daniel Miller	$74,349	$12,007	$100,454	—	$662,443
Donald D. Charron	$156,880	$12,372	$104,410	—	$967,272

(1)	These amounts are included in the Salary column of the Summary Compensation Table.

(2)	Represents employer contribution paid in September 2006 (based on fiscal year 2006 earnings). These amounts are not included in the Summary Compensation Table.

(3)	Earnings do not represent above-market or preferential rates.

Note: Activity disclosed in the table above relates solely to the Company’s SERP which is its only nonqualified deferred compensation arrangement. See the “Components of Compensation — Nonqualified Deferred Compensation” section of the Compensation Discussion and Analysis for further information about the material terms of the SERP.

Employment Agreements with NEOs And Potential Payments Upon Termination Or Change-In-Control

On May 1, 2006, your Company entered into an Employment Agreement with each of the NEOs. Each of the Employment Agreements is in substantially the same form. Pursuant to the Employment Agreements, if the executive’s employment is terminated by the Company without cause or by the executive for good reason, the Company will provide compensation and benefits to the executive as follows:

(i) base salary through the date of termination of employment;

(ii) any deferred and unpaid cash incentive amounts due for the immediately preceding fiscal year and a prorated amount of the target cash incentive for the cash incentive period in which his last day of employment occurs;

(iii) (a) unless the executive’s termination occurs during the one year period before a change in control of the Company or during the two year period following a change in control, severance pay equal to the sum of the executive’s annual base salary at the highest rate in effect during the three years immediately preceding the last day of employment and the higher of either the executive’s target cash incentive for the period in which the last day of employment occurs or the executive’s average annual cash incentive award for the three annual cash incentive periods immediately preceding the last day of employment, plus a reimbursement payment of $50,000 (subject to cost-of-living adjustment) in lieu of continued welfare and fringe benefits, or (b) if the executive’s termination occurs during the one year period preceding a change in control or the two year period following a change in control, severance pay equal to three times, in the case of James C. Thyen, and two times, in the case of the other executives, the amount determined in (iii)(a) above;

(iv) reimbursement for outplacement service costs up to $75,000, in the case of James C. Thyen, and $25,000, in the case of the other executives;

(v) a payment in cash, shares or a combination thereof at the Company’s discretion equal to the intrinsic value at the termination date of all options and stock appreciation rights, and the fair market value of restricted stock, deferred share units, performance shares, and performance units, all of which will become fully vested; and

(vi) payment of all SERP benefit amounts, which will become fully vested.

“Cause” means a determination, by at least three-quarters of the members of the Board of Directors, that one or more of the following has occurred:

•	the executive’s willful and continued failure to perform substantially the duties of his position or to follow lawful instructions of a senior executive or the Board of Directors that continues for five days after the executive receives written notice identifying such failure;

•	the executive’s conviction of a felony or of another crime that reflects adversely on the Company;

•	the executive’s engaging in fraudulent or dishonest conduct, gross misconduct that is injurious to the Company, or any misconduct that involves moral turpitude; or

•	the executive’s material breach of his obligations under his employment agreement.

“Good reason” means one or more of the following has occurred:

•	a material adverse change in the nature or scope of the executive’s responsibilities;

•	a reduction in the executive’s salary rate or target cash incentive amount;

•	a reduction of 5% or more in the aggregate benefits provided to the executive and his dependents under the Company’s employee benefit plans;

•	a significant diminution in the executive’s position, authority, duties or responsibilities;

•	a relocation of the executive’s principal site of employment to a location more than fifty (50) miles from the principal employment site; or

•	failure by the Company to obtain an assumption agreement regarding the executive’s employment agreement from any successor of the Company.

In the event of other terminations of employment, the executive will receive his base salary through the date of termination and will be entitled to any benefits under the regular terms of the welfare, retirement, Incentive Bonus, SERP, and equity and incentive plans.

“Change in control” generally means the consummation of any of the following:

•	the acquisition, by any one person or more than one person acting as a group, of ownership interests representing more than 50% of the total fair market value or of the total voting power of all ownership interests (the “Majority Ownership”) of the Company, any affiliate of the Company that employs the executive, any entity that has a Majority Ownership of either the Company or such affiliate, or any entity in an uninterrupted chain of Majority Ownership culminating in the ownership of the Company or such affiliate (each, a “Relevant Company”) through merger, consolidation, or stock transfer;

•	the acquisition during any 12-month period, by any one person or more than one person acting as a group, of ownership interests in a Relevant Company possessing 35% or more of the total voting power of all ownership interests in the Relevant Company;

•	the acquisition of ownership during any 12-month period, by any one person or more than one person acting as a group, of 40% or more of the total gross fair market value of the assets of a Relevant Company; or

•	the replacement of a majority of members of the Board of Directors during any 12-month period, by members whose appointment or election is not endorsed by a majority of the members of the Board of Directors prior to the date of the appointment or election;

provided, however, that any occurrence that does not constitute a change in the ownership or effective control, or in the ownership of a substantial portion of the assets of, a Relevant Entity within the meaning of Section 409A(a)(2)(A)(v) of the Internal Revenue Code and its interpretive regulations does not constitute a “change in control”.

Upon a change in control of the Company, the Company will pay to the executives an amount in cash, shares or a combination thereof at the Company’s discretion equal to the value at the effective date of the change of control of all options, stock appreciation rights, restricted stock, deferred share units, performance shares, performance units, and Incentive Bonus Plan payments, all of which will become fully vested. In addition, the executive will become fully vested in the SERP and will receive all benefit amounts under that plan. Further, upon a change in control, as an incentive for the executive to remain available to assist with transition matters, the Company will offer the executive a retention bonus equal to 50%, in the case of James C. Thyen, and 40%, in the case of the other executives, of the executive’s annual salary, payable in two equal installments, the first after three months following the change in control and the second after an additional three months, in each case as long as the executive remains an employee during such time (or if his employment is terminated by the Company without cause or by the executive for good reason).

The Employment Agreements also provide that in the event the executive incurs any gross income inclusion, interest or additional tax pursuant to Section 409A of the Internal Revenue Code on any payments from the Company, then the Company will make a supplemental payment to the executive in an amount sufficient to pay the resulting tax liability as well as the tax liability on the supplemental payment. In addition, under the Employment Agreements, if any of the Company’s payments to the executive are subject to excise tax (or any interest or penalties incurred due to excise tax) imposed by Section 4999 of the Internal Revenue Code, the executive will be entitled to reimbursement for the amount of the excise tax (plus interest and penalties). The Committee may, however, decide to reduce or eliminate that reimbursement or to reduce the executive’s compensation to the extent necessary to avoid Section 4999 taxation, if the aggregate compensation payable because of a change in control would exceed five percent of the net proceeds of the transaction.

In addition, the Employment Agreements impose non-competition and non-solicitation obligations on the executives during the term of their employment and for a period of 12 months (or a shorter period, for an executive employed for fewer than 12 months) following termination of employment for any reason.

The table below reflects the amount of compensation to each of the NEOs in the event of termination of such NEO’s employment. The amounts shown assume that such termination was effective as of June 30, 2007, and thus includes amounts earned through such time and are estimates of the amounts that would be paid to the NEOs upon their termination. The actual amounts to be paid can only be determined at the time of such NEO’s separation from the Company and could therefore be more or less than the amounts set forth below.

	Change In	Without Cause or	Death, Disability	Voluntary
	Control	with Good Reason	or Retirement(5)	Termination

James C. Thyen
Lump Sum(1)	$3,606,180	$1,277,060	$0	$0
Accelerated Benefits(2)	5,012,975	5,012,975	2,706,235	2,706,235
Retention Bonus(3)	411,450	0	0	0
SERP(4)	2,829,767	2,829,767	2,829,767	2,829,767
TOTAL	$11,860,372	$9,119,802	$5,536,002	$5,536,002
Robert F. Schneider
Lump Sum(1)	$1,221,120	$635,560	$0	$0
Accelerated Benefits(2)	969,466	969,466	670,577	0
Retention Bonus(3)	160,160	0	0	0
SERP(4)	508,019	508,019	508,019	508,019
TOTAL	$2,858,765	$2,113,045	$1,178,596	$508,019
Douglas A. Habig
Lump Sum(1)	$1,951,038	$1,000,519	$0	$0
Accelerated Benefits(2)	3,267,958	3,267,958	2,120,911	0
Retention Bonus(3)	263,016	0	0	0
SERP(4)	1,956,241	1,956,241	1,956,241	1,956,241
TOTAL	$7,438,253	$6,224,718	$4,077,152	$1,956,241
P. Daniel Miller
Lump Sum(1)	$1,487,636	$768,818	$0	$0
Accelerated Benefits(2)	1,038,689	1,038,689	745,124	0
Retention Bonus(3)	187,200	0	0	0
SERP(4)	662,443	662,443	662,443	662,443
TOTAL	$3,375,968	$2,469,950	$1,407,567	$662,443
Donald D. Charron
Lump Sum(1)	$1,439,520	$744,760	$0	$0
Accelerated Benefits(2)	925,008	925,008	617,152	0
Retention Bonus(3)	191,360	0	0	0
SERP(4)	967,272	967,272	967,272	967,272
TOTAL	$3,523,160	$2,637,040	$1,584,424	$967,272

(1)	Payment based on executive’s annual base salary and cash incentive compensation as of June 30, 2007. The amounts include severance, benefits allowance, and outplacement reimbursement.

(2)	Represents the value of unvested RSU, APS, and LTPS awards, the vesting of which would accelerate as a result of the specified triggering event. A de minimus amount of stock options were “in-the-money” as of June 30, 2007. RSU, APS, and LTPS are valued by multiplying $14.01, the closing price of the Company’s Class B Common Stock as reported by Nasdaq on June 30, 2007, by the number of unvested shares. The amount also includes the accrued but unpaid cash incentive compensation due under the Incentive Bonus Plan for fiscal year 2007. These amounts will be paid in a lump sum.

(3)	Amount payable in two installments: 50% — 3 months after a change in control; and 50% — 6 months after a change in control.

(4)	Represents the fully vested SERP balance reflected in the Nonqualified Deferred Compensation Table included in this Proxy Statement. This amount will be paid in a lump sum for a change in control or for termination without cause or with good reason. In the case of death, disability, retirement or voluntary termination, the amount will be paid pursuant to the election of the NEO.

(5)	The amounts listed in the Death, Disability or Retirement column represent payouts for each of these events for Mr. Thyen. For Messrs. Schneider, Habig, Miller and Charron, the amounts listed in this column represent only death or disability payouts because they were not of retirement age as of June 30, 2007, and therefore are not eligible for retirement benefits.

In addition, the amounts shown in the table above do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. These include accrued salary, health benefits and distribution of account balances under the Retirement Plan.

DIRECTOR COMPENSATION

Fiscal 2007 Compensation to Non-Employee Directors

Directors’ compensation is set by the Board. The level of compensation is guided by the following goals: compensation should fairly pay Directors for work required in a company of Kimball’s size and scope; and the structure of the compensation should be simple, transparent, market competitive, and easy to understand.

All non-employee Directors of your Company receive compensation of $24,000 per year for service as Directors, and an additional $2,000 for each Board meeting attended. The Chairperson of the Audit Committee of the Board of Directors receives $3,500 per Committee meeting, and other Audit Committee members receive $2,500 per Committee meeting. Members of the Compensation and Governance Committee receive $1,000 per Committee meeting. Directors may elect to receive all or part of their annual retainer and meeting fees in shares of Class B Common Stock issued under the 2003 Plan. Directors also are reimbursed for travel expenses incurred in connection with Board and Committee meetings.

The following Non-Employee Director Compensation Table shows the compensation that each non-employee Director was paid or earned with respect to fiscal year 2007. A full-time officer, who is or becomes a member of the Board, does not receive additional compensation for serving as a member of the Board and/or as a member of any of the Committees, other than de minimus life insurance premiums which are included in the Summary Compensation Table. During fiscal 2007 the Directors, other than Mr. Douglas Habig and Mr. James Thyen, received compensation for serving on the Board and Committees as follows:

Non-Employee Director Compensation

	Fees earned or paid	All Other
	in cash (1)	Compensation (2)	Total (3)
Name	($)	($)	($)
(a)	(b)	(g)	(h)

Harry W. Bowman	$47,500	$309	$47,809
Gary P. Critser	$43,500	$669	$44,169
John B. Habig	$34,000	$852	$34,852
Polly B. Kawalek	$43,500	$138	$43,638
Geoffrey L. Stringer	$45,000	$309	$45,309
John T. Thyen	$36,000	$486	$36,486
Ronald J. Thyen	$36,000	$669	$36,669
Christine M. Vujovich	$33,000	$179	$33,179
Jack R. Wentworth	$41,000	$1,029	$42,029
Brian K. Habig	$6,000	$31	$6,031

(1)	Includes the following amount of fees for which the Director elected to receive Class B Common Stock in lieu of cash: Mr. Bowman — $23,500, Mr. Critser — $24,000, Ms. Kawalek — $24,000, Mr. Stringer — $45,000, Mr. R. Thyen — $36,000, Mr. Wentworth — $17,000. These amounts were converted into shares of Class B Common Stock using the per share price of $24.527, the “market value” for such shares on November 15, 2006.

As defined in the 2003 Plan, market value means the average of the closing prices during the ten trading day period preceding the date that fees are converted to shares.

(2)	Represents Company-paid life insurance premiums.

(3)	In addition to the total compensation noted in the table, Directors have the following shares of Class B Common Stock underlying outstanding options as of June 30, 2007: Mr. Bowman — 920, Ms. Kawalek — 271, Mr. Stringer — 535, Mr. R. Thyen — 1,073, Mr. Wentworth — 796. Stock options forfeited during fiscal year 2007 were: Mr. Bowman — 704, Ms. Kawalek — 1,049, Ms. Vujovich — 511 and Mr. Wentworth — 681.

Board Stock Ownership Guidelines

As discussed under “Compensation Discussion and Analysis — Compensation Process — Share Ownership Guidelines,” the Board of Directors adopted guidelines, which were updated in 2007, whereby all members of your Board of Directors must own at a minimum shares of your Company’s stock equal in value to three times the total annual fees earned as a Director.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company’s accounting functions, internal control over financial reporting, and financial reporting processes. The Audit Committee operates under a written charter, which has been approved by the Board of Directors and is reviewed and reassessed annually or as circumstances dictate by the Audit Committee. The Audit Committee modifies the written charter, as necessary, to comply with all regulatory requirements as or before they become effective. A copy of the Audit Committee Charter is available on the Company’s website at www.ir.kimball.com. During the fiscal year ended June 30, 2007, the Audit Committee was comprised of at least three directors as required per the Audit Committee Charter. All members of the Audit Committee meet the independence and experience requirements of The NASDAQ Stock Market LLC and the Securities and Exchange Commission.

Management is responsible for the Company’s accounting functions, internal control over financial reporting, and financial reporting processes. The Company’s independent registered public accounting firm is responsible for auditing and expressing an opinion in accordance with auditing standards of the Public Company Accounting Oversight Board (United States) on the Company’s consolidated financial statements, the effectiveness of the Company’s internal control over financial reporting, and management’s assessment of the effectiveness of the internal control over financial reporting.

In connection with these responsibilities, the Audit Committee met with management and the independent registered public accounting firm to review and discuss the June 30, 2007 financial statements including a discussion of the acceptability and quality of the accounting principles, the reasonableness of critical accounting policies and the clarity of disclosures in the financial statements. The Audit Committee also discussed with the independent registered public accounting firm the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees), the alternative treatments of financial information within accounting principles generally accepted in the United States of America that have been discussed with management (including the ramifications of the use of such alternative treatments preferred by the independent registered public accounting firm), the schedule of unadjusted differences, the management representation letter, certain matters regarding internal control over financial reporting, the independent registered public accounting firm’s opinion (including consent), and the engagement letter. The Audit Committee also received written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence.

The Audit Committee reviewed the overall scope of the audits performed by the internal auditor and the independent registered public accounting firm. The Audit Committee meets with the internal auditor and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations of the Company’s internal control over financial reporting and the overall quality of the Company’s financial reporting. The Audit Committee also discussed with management and the independent registered public accounting firm, management’s report on, and the independent registered public accounting firm’s report on and audit of, the Company’s internal control over financial reporting. The Audit Committee also meets at least two times annually in a separate executive session with only members present.

It is not the duty of the Audit Committee to perform audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles; that is the responsibility of management and the independent registered public accounting firm. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accounting firm. Based upon the Audit Committee’s discussions with management and the independent registered public accounting firm, and the Audit Committee’s review of the representations of management and the independent registered public accounting firm, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended June 30, 2007, filed with the Securities and Exchange Commission.

Respectfully submitted,

THE AUDIT COMMITTEE

Harry W. Bowman (Chairperson)
Gary P. Critser
Polly B. Kawalek

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche, LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively the “Deloitte Entities”) audited the Company’s annual financial statements for the fiscal year ended June 30, 2007. The Audit Committee has appointed the Deloitte Entities to be the Company’s independent registered public accounting firm for the fiscal year ended June 30, 2008.

Representatives of the Deloitte Entities will be present at the Annual Meeting and will have the opportunity to make a statement and will be available to respond to appropriate questions.

Independent Registered Public Accounting Firm Fees

	2007	2006
	Deloitte Entities	Deloitte Entities

Audit Fees(a)	$1,360,702	$1,135,575
Audit-Related Fees(b)	86,714	82,571
Tax Fees(c)	182,716	295,336
All Other Fees	—	—

Total	$1,630,132	$1,513,482

(a)	Includes fees paid for the audit of the annual financial statements, for the audit of internal control over financial reporting, for the audit of management’s assessment of internal control over financial reporting, for the review of the quarterly financial statements and for the statutory audits of international subsidiaries.

(b)	Consists of fees paid for the audit of benefit plans and agreed-upon procedures related to the Company’s internal controls where management takes responsibility for the scope and assertions in those engagements.

(c)	Consists of fees paid for tax compliance and related tax services.

Consideration of Services Provided by the Independent Registered Public Accounting Firm

The Audit Committee approves all audit and non-audit services provided by the independent registered public accounting firm prior to the services being performed. The Audit Committee has established a pre-approval process for services provided by the independent registered public accounting firm which complies with the requirements of the Sarbanes-Oxley Act of 2002. A description of the pre-approval process is attached to this Proxy Statement as Appendix A. The Audit Committee has considered whether all services provided are compatible with maintaining the independent registered public accounting firm’s independence in accordance with this pre-approval process and has determined that such services are compatible.

APPENDIX A

APPROVAL PROCESS FOR SERVICES PERFORMED BY
THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Objective

To ensure the independent registered public accounting firm is independent in both fact and appearance with respect to the audit of the financial statements of Kimball International, Inc. (Company).

Process

The independent registered public accounting firm of Kimball International, Inc. reports to and is engaged by the Audit Committee of the Company. Prior to the engagement of the independent registered public accounting firm to render service, the service and fees are approved by the Audit Committee. The Audit Committee will not engage the independent registered public accounting firm for any non-audit service that is specifically prohibited by the regulations nor will approval be granted for any non-audit service that individually or in the aggregate, in the Audit Committee’s opinion, impairs the independence of the independent registered public accounting firm with respect to the audit of the financial statements of the Company. Pre-approval of services is obtained either (1) by explicit pre-approval of individual services from the Audit Committee or (2) by general pre-approval for certain tax compliance services.

The Audit Committee has delegated authority to the Audit Committee Chairperson to grant approval required by this policy for any service engagements that arise between Audit Committee meetings. During the next regularly scheduled Audit Committee meeting, or sooner as appropriate, the Audit Committee Chairperson updates the full committee of approved independent registered public accounting firm services for informational purposes.

The independent registered public accounting firm has reviewed the policy and believes that the policy will not adversely affect the auditor’s independence.

KIMBALL INTERNATIONAL, INC. V O T E B Y T E L E P H O N E c/o National City Bank Shareholder Services Operations Have your Proxy Card available when you call LOC 5352 the Toll-Free number 1-888-693-8683 using P. O. Box 94509 Cleveland, OH 44101-4509 a touch-tone phone and follow the simple instructions to record your vote. V O T E B Y I N T E R N E T Have your Proxy Card available when you access the website http://www.cesvote.com and follow the simple instructions to record your vote. V O T E B Y M A I L Please mark, sign and date your Proxy Card and return it in the postage-paid envelope provided or return it to: National City Bank, P.O. Box 535300, Pittsburgh PA 15253-9837. Vote by Telephone Vote by Internet Vote by Mail Call Toll-Free using a Access the Website and Return your Proxy Touch-Tone phone: Cast your vote: in the Postage-paid 1-888-693-8683 http://www.cesvote.com envelope provided Vote 24 hours a day, 7 days a week! If you vote by telephone or Internet, please do not mail your Proxy Card. I
Proxy must be signed and dated below. D Please fold and detach card at perforation before mailing. D
KIMBALL INTERNATIONAL, INC. CLASS A PROXY This Proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Share Owners on October 16, 2007. I appoint James C. Thyen and Douglas A. Habig, or either of them, each with full power of substitution, as Proxies to vote all shares of CLASS A COMMON STOCK of Kimball International, Inc. standing in my name on its books at the close of business on August 15, 2007, at the annual meeting of its share owners to be held at the principal offices of the Company located at 1600 Royal Street, Jasper, Indiana, at 9:30 A.M., Central Daylight Time, on Tuesday, October 16, 2007, and at any adjournments ther eof, with respect to the following matters: THE UNDERSIGNED HEREBY REVOKES ANY PROXY HERETOFORE GIVEN AND ACKNOWLEDGES RECEIPT OF THE NOTICE AND PROXY STATEMENT FOR THE ANNUAL MEETING. Signature(s) Signature(s) Date:, 2007 (If stock is registered in the name of more than one person, the Proxy should be signed by all named owners. If signing as attorney, executor, administrator, trustee, guardian, corporate official, etc., please give full title as such.)

ADMISSION TICKET
Please bring this ticket if you choose to attend the Annual Meeting. It will expedite your admittance when presented upon your arrival. A photo identification will also be required. KIMBALL INTERNATIONAL, INC. Annual Meeting of Share Owners Tuesday, October 16, 2007 9:30 a.m. CDT 1600 Royal Street Jasper, IN 47549 812-482-1600 I Please fold and detach card at perforation. I Y O U R V O T E I S I M P O R T A N T ! Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the manner as if you marked, signed and returned your Proxy Card. D Please fold and detach card at perforation before mailing. D
KIMBALL INTERNATIONAL, INC. CLASS A PROXY
This Proxy when properly executed will be voted in the manner directed by the undersigned share owner. If no direction is made, this Proxy will be voted for Proposal 1. Please mark box or : 1.ELECTION OF DIRECTORS Nominees: (01) Douglas A. Habig (02) James C. Thyen (03) Ronald J. Thyen (04) Christine M. Vujovich (05) John T. Thyen (06) Polly B. Kawalek (07) Harry W. Bowman (08) Geoffrey L. Stringer FOR all nominees listed above WITHHOLD AUTHORITY (except as marked to the contrary below) to vote for all nominees listed above (INSTRUCTION: To withhold authority to vote for any individual nominee, write such nominee’s name(s) on the space provided below.) 2.In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. IMPORTANT-THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

KIMBALL INTERNATIONAL, INC. V O T E B Y T E L E P H O N E c/o National City Bank Shareholder Services Operations Have your Proxy Card available when you call LOC 5352 the Toll-Free number 1-888-693-8683 using P. O. Box 94509 Cleveland, OH 44101-4509 a touch-tone phone and please follow the simple instructions to record your vote. V O T E B Y I N T E R N E T Have your Proxy Card available when you access the website http://www.cesvote.com and please follow the simple instructions to record your vote. V O T E B Y M A I L Please mark, sign and date your Proxy Card and return it in the postage-paid envelope provided or return it to: National City Bank, P.O. Box 535300, Pittsburgh PA 15253-9837. Vote by Telephone Vote by Internet Vote by Mail Call Toll-Free using a Access the Website and Return your Proxy Touch-Tone phone: Cast your vote: in the Postage-paid 1-888-693-8683 http://www.cesvote.com envelope provided Vote 24 hours a day, 7 days a week! Kimball Retirement Plan participant votes must be received by 5:00 a.m. Central Daylight Time on October 12, 2007 to be counted in the final tabulation. If you vote by telephone or Internet, please do not mail your Proxy Card. I Proxy must be signed and dated below. D Please fold and detach card at perforation before mailing. D KIMBALL INTERNATIONAL, INC. CLASS B PROXY This Proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Share Owners on October 16, 2007. I appoint James C. Thyen and Douglas A. Habig, or either of them, each with full power of substitution, as Proxies to vote all shares of CLASS B COMMON STOCK of Kimball International, Inc., standing in my name on its books at the close of business on August 15, 2007, at the annual meeting of its share owners to be held at the principal offices of the Company located at 1600 Royal Street, Jasper, Indiana, at 9:30 A.M., Central Daylight Time, on Tuesday, October 16, 2007, and at any adjournments the reof, with respect to the following matters: THE UNDERSIGNED HEREBY REVOKES ANY PROXY HERETOFORE GIVEN AND ACKNOWLEDGES RECEIPT OF THE NOTICE AND PROXY STATEMENT FOR THE ANNUAL MEETING. Signature(s) Signature(s) Date:, 2007 (If stock is registered in the name of more than one person, the Proxy should be signed by all named owners. If signing as attorney, executor, administrator, trustee, guardian, corporate official, etc., please give full title as such.)

ADMISSION TICKET
Please bring this ticket if you choose to attend the Annual Meeting.It will expedite your admittance when presented upon your arrival.A photo identification will also be required.KIMBALL INTERNATIONAL, INC.Annual Meeting of Share OwnersTuesday, October 16, 20079:30 a.m. CDT1600 Royal StreetJasper, IN 47549812-482-1600I Please fold and detach card at perforation. IY O U R V O T E I S I M P O R T A N T !Your telephone or Internet vo te authorizes the Named Proxies to vote yourshares in the manner as if you marked, signed and returned your Proxy Card.D Please fold and detach card at perforation before mailing.DKIMBALL INTERNATIONAL, INC.CLASS B PROXYThis Proxy when properly executed will be voted in the manner directed by the undersigned share owner.Ifno directionis made, this Proxy will be voted for Proposal 1, except forKimball Retirement Planparticipants, which if no direction is made, this proxy will be voted in acc ordance with the terms of the plan.Please mark box or :1.ELECTION OF DIRECTORNominee:(1) Dr. Jack R. Wentworth FORthe nominee listed above WITHHOLD AUTHORITYto vote for the nominee listed above2.In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.IMPORTANT—THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.